Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 16, 2014, among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation and a wholly owned subsidiary of Holdings (the “Successor”), the guarantors listed on the signature pages hereto (together with Holdings, the “Guarantors”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”) under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, Consolidated Communications Finance II Co., a Delaware corporation (the “Company”), and the Trustee have heretofore executed and delivered an Indenture, dated as of September 18, 2014 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance by the Company of its 6.50% Senior Notes due 2022 (the “Notes”).

WHEREAS, the Company and the Successor have entered into an Agreement and Plan of Merger, dated of even date herewith (the “Finance Co. Merger Agreement”), which contemplates the filing of (i) a certificate of merger with the Secretary of State of the State of Delaware and (ii) articles of merger with the Secretary of State of the State of Illinois, in each case, providing for the merger (the “Merger”) of the Company with and into the Successor, with the Successor continuing its corporate existence under the laws of the State of Illinois as the surviving company of the Merger;

WHEREAS, Section 5.01 of the Indenture provides, among other things, that the Company may merge with or into another Person; provided that, among other things, (i) the Person formed by any merger with or into the Company (if other than the Company) expressly assumes, by a supplemental indenture executed and delivered to the Trustee, all of the obligations of the Company under the Notes and the Indenture and (ii) the Indenture, as so supplemented, remains in full force and effect;

WHEREAS, Section 9.01(a)(iii) of the Indenture provides, among other things, that the Indenture and Notes may be amended or supplemented without the consent of any Holder to provide for the assumption of the Company’s obligations to Holders in the case of a merger consummated pursuant to Article 5 of the Indenture;

WHEREAS, the Successor desires and has requested that the Trustee join in the execution of this Supplemental Indenture for the purpose of evidencing such assumption by the Successor;

WHEREAS, Section 4.17 of the Indenture provides that, to the extent not a party to the Indenture upon the original execution thereof, each Person required to become a Guarantor shall execute and deliver to the Trustee a supplemental indenture, pursuant to which it shall become a Guarantor under Article 10 of the Indenture and shall Guarantee the obligations of the Company under the Indenture and the Notes;

WHEREAS, Section 9.01(a)(vi) of the Indenture provides, among other things, that the Indenture and Notes may be amended or supplemented without the consent of any Holder to add Note Guarantees with respect to the Notes;

WHEREAS, the Guarantors named herein desire to execute this Supplemental Indenture in order to evidence the Guarantors’ Note Guarantees under Article 10 of the Indenture;

WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by resolutions of the boards of directors of the Successor and the Guarantors; and

WHEREAS, all conditions precedent and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled, and the execution and delivery hereof has been in all respects duly authorized.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Successor, the Guarantors and the Trustee mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders as follows:

ARTICLE 1
DEFINITIONS

Section 1.1             Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

 REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF
THE SUCCESSOR AND THE GUARANTORS

Section 2.1             The Successor and each Guarantor represents, warrants and agrees as follows:(a)

(a) It is a corporation or a limited liability company duly organized, validly existing and in good standing under the laws of its respective state of incorporation or formation, as applicable.

(b) The execution, delivery and performance by it of this Supplemental Indenture has been authorized and approved by all necessary corporate or other action on its part and this Supplemental Indenture is its valid and legally binding obligation, enforceable against it in accordance with its terms.

(c) The Merger will become effective in accordance with the laws of the State of Delaware and the State of Illinois when (i) the certificate of merger, with respect to the Merger, is accepted by the Secretary of State of the State of Delaware and (ii) the articles of merger, with respect to the Merger, are accepted by the Secretary of State of the State of Illinois (the time the Merger becomes effective being the “Effective Time”). Written notice of the Effective Time shall be promptly provided by the Successor to the Trustee.

(d) The Indenture, as supplemented by this Supplemental Indenture, shall remain in full force and effect in accordance with its terms immediately after the execution of this Supplemental Indenture.

ARTICLE 3
ASSUMPTION AND AGREEMENTS

Section 3.1             As of the Effective Time, the Successor hereby assumes the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, and the due and punctual performance and observance of all other covenants, conditions and other obligations contained in the Indenture on the part of the Company to be performed or observed.

Section 3.2             Notes authenticated and delivered after the execution of this Supplemental Indenture shall be substantially in the form of Exhibit A hereto.

Section 3.3             The Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes, with the same effect as if the Successor had been named as “the Company” therein.

ARTICLE 4
NOTE GUARANTEES

Section 4.1             As of the Effective Time, the Guarantors named herein hereby agree, jointly and severally with all other Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder and the Trustee, the Successor’s obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture applicable to “Guarantors.”

ARTICLE 5
MISCELLANEOUS

Section 5.1             Execution and Delivery. This Supplemental Indenture shall be effective upon execution by the parties hereto. The Guarantors agree that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.

Section 5.2             Benefits Acknowledged. Each Guarantor’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee and this Supplemental Indenture are knowingly made in contemplation of such benefits.

Section 5.3             Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 5.4             Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 5.5             No Recourse Against Others. Pursuant to Section 12.07 of the Indenture, no director, officer, employee, incorporator or stockholder of the Successor or the Guarantors, as such, shall have any liability for any obligations of the Successor or the Guarantors under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. This waiver and release are part of the consideration for the Note Guarantee.

Section 5.6             Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Section 5.7             Waiver of Jury Trial. EACH OF THE SUCCESSOR, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.8             Counterparts. The parties may sign any number of copies of this Supplemental Indenture (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 5.9             Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 5.10         Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

Consolidated Communications, Inc., as the Successor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

Consolidated Communications Holdings, Inc., as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

Consolidated Communications Enterprise services, inc., as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

Consolidated Communications services company, as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Supplemental Indenture]

Consolidated Communications of fort bend company, as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

Consolidated Communications of texas company, as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

Consolidated Communications of PENNSYLVANIA company, llc, as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

SuREWEST COMMUNICATIONS, as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

SUREWEST TELEPHONE, as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Supplemental Indenture]

SUREWEST LONG DISTANCE, as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

SUREWEST TELEVIDEO, as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

SUREWEST FIBER VENTURES, LLC, as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

SUREWEST KANSAS, INC., as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

Wells fargo bank, national association, as Trustee
By:	/s/ Julius R. Zamora
	Name:	Julius R. Zamora
	Title:	Vice President

[Signature Page to Supplemental Indenture]